UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 31, 2023

Date of Report (date of earliest event reported)

THE CRYPTO COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 31, 2023, The Crypto Company (the “Company”) entered into a Code Licensing Commercial Agreement (the “Agreement”) with TelBill, LLC (“TelBill”), pursuant to which TelBill grants the Company a non-exclusive, worldwide, revocable, non-transferable, sublicensable, license to use and market its software and fin-tech products and services to the Company’s customers. In exchange, the Company will pay TelBill a sum of $300,000, paid in accordance with the fee schedule set forth in the Agreement. The Company will also pay TelBill for all security system infrastructure costs and to manage the code instance, which will both be billed at actual cost with no markup. In addition, TelBill is entitled to share in the revenue generated by the Company through the use of TelBill’s software, at a rate of 15% of net program profits. As additional consideration for the license, the Company will provide TelBill with 19.98% equity in the Company in the form of warrants with a 30-year expiration, and which vest in accordance with the vesting schedule set forth in the Agreement.

The Agreement has a one hundred year term or will continue until it is terminated in accordance with the provisions set forth in the Agreement. Each party may terminate the Agreement, upon written notice to the other party. Neither party may assign the Agreement, including through a change of control. The Agreement also contains customary representations, warranties and covenants, and the parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the Agreement under certain circumstances.

The above description of the License Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Code Licensing Commercial Agreement by and between The Crypto Company and TelBill, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY

Date: September 7, 2023	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary